Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ORIC Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate (4)	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Other	Subscription Rights	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to be Paid	Other	Units	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	N/A	N/A		$100,000,011 (6)			S-3	333-255833	May 6, 2021	$10,910.00

Carry Forward Securities	Unallocated (Universal) Shelf	N/A	N/A	N/A	N/A	$224,999,989 (5)			S-3	333-255833	May 6, 2021	$20,857.50

	Total Offering Amounts					$325,000,000		$31,767.50

	Total Fees Previously Paid							$31,767.50

	Net Fee Due							$0

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) depositary shares, (d) warrants to purchase common stock, preferred stock or other securities of the registrant, (e) debt securities, (f) purchase contracts, (g) subscription rights, and (h) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(5)

Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s shelf registration statement on Form S-3 (File No. 333-255833), originally filed on May 6, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $150,000,000 in shares of the registrant’s common stock that may be issued and sold under a certain Open Market Sale AgreementSM with Jefferies LLC. The registrant previously paid a fee of $16,365.00 related to such $150,000,000 in shares of common stock, of which $100,000,011 remain unsold (the “Unsold ATM Securities”). The registrant has determined to include in this registration statement the Unsold ATM Securities, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.

(6)

Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s Prior Registration Statement. The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock, preferred stock or depositary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants, purchase contracts and rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, up to an aggregate offering price of $249,999,989. The registrant previously paid a fee of $23,175.00 related to such $249,999,989 of unallocated securities, of which $224,999,989 remain unsold (the “Unsold Shelf Securities”). The registrant has determined to include in this registration statement the Unsold Shelf Securities, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.